UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC
5.00% Series D Cumulative Term Preferred Stock, $0.001 par value per share	LANDM	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2023, Gladstone Land Corporation, a Maryland corporation (the “Company”), and its operating partnership, Gladstone Land Limited Partnership, a majority-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into separate Amended and Restated Equity Distribution Agreements (each a “Sales Agreement” and together, the “Sales Agreements”) with each of Virtu Americas LLC (“Virtu”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”) (Virtu and Ladenburg each a “Sales Agent” and together, the “Sales Agents”), pursuant to which the Company may sell shares of its common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $500.0 million (the “Shares”), from time to time through the Sales Agents, acting as sales agents and/or principals. The Sales Agreements amend and restate those certain Equity Distribution Agreements, each dated May 12, 2020, as amended from time to time, with Ladenburg and Virtu.

Pursuant to the Sales Agreements and subject to the terms of a written notice from the Company, the Shares may be offered and sold through each Sales Agent, acting separately, in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a) under the Securities Act of 1933, as amended, including without limitation sales made directly on The Nasdaq Global Market, on any other existing trading market for the Shares or to or through a market maker or by any other method permitted by law, including in privately negotiated transactions. Under the Sales Agreements, each Sales Agent will be entitled to compensation of up to 3.0% of the gross proceeds of the Shares its sells from time to time under its respective Sales Agreement. Subject to the terms and conditions of the respective Sales Agreements, the Sales Agents will use their commercially reasonable efforts to sell on the Company’s behalf any Shares to be offered by the Company under each Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements, and the Company or each Sales Agent may at any time suspend solicitations and offers under the respective Sales Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-270901), as amended or replaced from time to time. The Company has filed a prospectus supplement, dated April 13, 2023, to the prospectus, dated April 13, 2023 (the “Base Prospectus”), with the Securities and Exchange Commission (the “Commission”) in connection with the offer and sale of the Shares.

The foregoing description of the Sales Agreements is not complete and is qualified in its entirety by reference to the Sales Agreements, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 and are incorporated herein by reference. In connection with the foregoing, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP, its Maryland counsel, with respect to the legality of the Shares to be sold pursuant to the Sales Agreements.

Item 8.01.	Other Events.

On April 13, 2023, the Company filed a prospectus supplement to the Base Prospectus with the Commission in connection with the offer and sale of up to 7,922,159 shares of the Company’s 5.00% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series E Shares”). The Series E Shares are offered and sold pursuant to that certain Dealer Manager Agreement, dated as of November 9, 2022 (the “Dealer Manager Agreement”), by and between the Company and Gladstone Securities, LLC, a Connecticut limited liability company and affiliate of the Company (the “Dealer Manager”). Under the terms of the Dealer Manager Agreement, the Dealer Manager serves as the Company’s exclusive dealer manager in connection with the Company’s offering of the Series E Shares on a “reasonable best efforts” basis. The terms of the Dealer Manager Agreement are described in the Company’s Current Report on Form 8-K, filed with the Commission on November 9, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Equity Distribution Agreement, dated April 13, 2023, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Ladenburg Thalmann & Co. Inc.

1.2	Amended and Restated Equity Distribution Agreement, dated April 13, 2023, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Virtu Americas LLC.

1.3	Dealer Manager Agreement, dated as of November 9, 2022, by and between Gladstone Land Corporation and Gladstone Securities, LLC, incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K (File No. 001-35795), filed with the Commission on November 9, 2022.

5.1	Opinion of Venable LLP regarding the legality of shares (Common Stock).

5.2	Opinion of Venable LLP regarding the legality of shares (Series E Preferred Stock)

8.1	Tax Opinion of Bass, Berry & Sims PLC (Series E Preferred Stock)

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

Date: April 13, 2023	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer